Exhibit 4.11

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. IN ADDITION, THIS EQUIPMENT NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

AMERICAN AIRLINES, INC.

SERIES 2013-2B N907AN EQUIPMENT NOTE DUE JANUARY 15, 2019

ISSUED IN CONNECTION WITH THE BOEING MODEL 737-823

(GENERIC MODEL 737-800) AIRCRAFT

BEARING UNITED STATES REGISTRATION NUMBER N907AN

No. 1	Date: November 27, 2013	$4,112,000

DEBT RATE		MATURITY DATE

5.60%		January 15, 2019

AMERICAN AIRLINES, INC. (together with its successors and permitted assigns, the “Company”) hereby promises to pay to WILMINGTON TRUST COMPANY, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal amount of Four Million One Hundred and Twelve Thousand Dollars ($4,112,000) in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount computed by multiplying the original principal amount of this Equipment Note by the percentage set forth in Schedule I hereto opposite the Payment Date on which such installment is due, and to pay, on each Payment Date, interest in arrears on the principal amount remaining unpaid from time to time from the date hereof, or from the most recent date to which interest hereon has been paid or duly provided for, until paid in full at a rate per annum (calculated on the basis of a year of 360 days comprised of twelve 30-day months) equal to the Debt Rate shown above, as such Debt Rate may be changed from time to time as described in the definition of “Debt Rate” in Annex A to the Indenture. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

For purposes hereof, the term “Indenture” means the Indenture and Security Agreement (N907AN), dated as of September 9, 2013, between the Company and Wilmington Trust Company, as Loan Trustee (the “Loan Trustee”), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Premium Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Indenture. The Company shall not have any responsibility for the distribution of any such payment to the Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, this Equipment Note shall be surrendered to the Loan Trustee for cancellation.

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, interest and Premium Amount, if any, received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by law, any overdue Premium Amount, if any, any overdue interest and any other overdue amounts hereunder) to the date of such payment; second, to the payment of Premium Amount, if any, with respect to this Equipment Note; third, to the payment of the principal amount of this Equipment Note (or portion thereof) then due hereunder, if any; and fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of this Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Company pursuant to the terms of the Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents. Reference is hereby made to the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for an equal aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, the Company and the Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither the Company nor the Loan Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Section 2.10, Section 2.11 and Section 2.12 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 4.02 of the Indenture.

This Equipment Note is subject to certain restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

The holder hereof, by its acceptance of this Equipment Note, agrees that no payment or distribution shall be made on or in respect of the Secured Obligations (as defined in the Indenture) or the Secured Obligations (as defined in any Related Indenture) owed to such holder, including, without limitation, any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) of the Indenture or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.01(i) of the Indenture, except, in each case, as expressly provided in Article III of the Indenture or Article III of the applicable Related Indenture, as appropriate.

The indebtedness evidenced by this Equipment Note is (i) to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of Series A Equipment Notes, and certain other Secured Obligations, and (ii) to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture or the applicable Related Indenture and (c) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, as such Noteholder’s attorney-in-fact for such purpose.

Without limiting the foregoing, the Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW

YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND

PERFORMANCE.

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

IN WITNESS WHEREOF, the Company has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

AMERICAN AIRLINES, INC.

By:	/s/ Peter Warlick
Name: Peter Warlick
Title: Vice President and Treasurer

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

LOAN TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN

SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Principal Amount to be Paid
January 15, 2014	2.91405958%
July 15, 2014	3.91400340%
January 15, 2015	4.74638254%
July 15, 2015	2.56540759%
January 15, 2016	4.78232904%
July 15, 2016	4.43909728%
January 15, 2017	4.44586308%
July 15, 2017	4.39646522%
January 15, 2018	4.39492364%
July 15, 2018	4.38926435%
January 15, 2019	59.01220428%

*   *   *

Series B Equipment Note No. 1

(American Airlines 2013-2 Aircraft EETC)

N907AN